THE WASHINGTON WATER POWER COMPANY



                                                                 Exhibit 4(a)-28




                       THE WASHINGTON WATER POWER COMPANY


                                       TO


                                 CITIBANK, N.A.

                           As Successor Trustee under
                      The Washington Water Power Company's
                          Mortgage and Deed of Trust,
                            dated as of June 1, 1939


                            ________________________



                     TWENTY-SEVENTH SUPPLEMENTAL INDENTURE

               Providing among other things for a series of bonds
                designated "Secured Medium-Term Notes, Series B
                   (being a series of First Mortgage Bonds)"


                            ________________________



                          Dated as of January 1, 1994

                     TWENTY-SEVENTH SUPPLEMENTAL INDENTURE


                 THIS INDENTURE, dated as of the 1st day of January 1994, between THE WASHINGTON WATER POWER COMPANY, a corporation of the State of Washington, whose post office address is East 1411 Mission Avenue, Spokane, Washington (the "Company"), and CITIBANK, N.A., formerly First National City Bank (successor by merger to First National City Trust Company, formerly City Bank Farmers Trust Company), a national banking association incorporated and existing under the laws of the United States of America, whose post office address is 111 Wall Street, New York, New York (the "Trustee"), as Trustee under the Mortgage and Deed of Trust, dated as of June 1, 1939 (the "Mortgage"), executed and delivered by the Company to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, this indenture (the "Twenty-seventh Supplemental Indenture") being supplemental thereto.

                 WHEREAS the Mortgage has been appropriately filed or recorded in various official records in the States of Washington, Idaho and Montana; and

                 WHEREAS pursuant to a written request of the Company made in accordance with Section 103 of the Mortgage, Francis M. Pitt (then Individual Trustee under the Mortgage, as supplemented) ceased to be a trustee thereunder on July 23, 1969, and all of his powers as Individual Trustee have devolved upon the Trustee and its successors alone; and

                 WHEREAS by the Mortgage the Company covenanted that it would execute and deliver such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the lien of the Mortgage any property thereafter acquired intended to be subject to the lien thereof; and

                 WHEREAS the Company has heretofore executed and delivered, in addition to the Mortgage, the indentures supplemental to the Mortgage, and has issued the series of bonds, set forth in Exhibit A hereto; and

                 WHEREAS the Mortgage and the First through Twenty-fifth Supplemental Indentures have been appropriately filed or recorded in various official records in the States of Washington, Idaho and Montana, as set forth in the First through Twenty-sixth Supplemental Indentures; and

                 WHEREAS the Twenty-sixth Supplemental Indenture, dated as of April 1, 1993, has been appropriately filed or recorded in the various official records in the States of Washington, California, Idaho, Montana and Oregon set forth in Exhibit B hereto; and

                 WHEREAS for the purpose of confirming or perfecting the lien of the Mortgage on certain of its properties, the Company has heretofore executed and delivered a Short Form Mortgage and Security Agreement, in multiple counterparts dated as of various dates in 1992, and such instrument has been appropriately filed or recorded in the various official records in the States of California, Montana and Oregon; and

                 WHEREAS in addition to the property described in the Mortgage, as supplemented, the Company has acquired certain other property, rights and interests in property; and

                 WHEREAS Section 8 of the Mortgage provides that the form of each series of bonds (other than the First Series) issued thereunder and of the coupons to be attached to coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company; that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof; and that such series may also contain such provisions not inconsistent with the provisions of the Mortgage, as supplemented, as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage, as supplemented; and

                 WHEREAS Section 120 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, as supplemented, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein, or in any supplemental indenture, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the lien of the Mortgage shall be situated; and

                 WHEREAS the Company now desires to create a new series of bonds and to add to its covenants and agreements contained in the Mortgage, as supplemented, certain other covenants and agreements to be observed by it and to supplement and amend in certain respects the covenants and provisions contained in the Mortgage, as supplemented; and

                 WHEREAS the execution and delivery by the Company of this Twenty-seventh Supplemental Indenture, and the terms of the bonds of the Twenty-fifth Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate Resolutions of said Board of Directors, and all things necessary to make this Twenty-seventh Supplemental Indenture a valid, binding and legal instrument for the security of the bonds have been performed;

                 NOW, THEREFORE, THIS INDENTURE WITNESSETH: That the Company, in consideration of the premises and of one dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further assurance of the estate, title and rights of the Trustee and in order further to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, as supplemented, according to their tenor and effect and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of such bonds, and to confirm the lien of the Mortgage on certain after-acquired property, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms unto Citibank, N.A., as Trustee under the Mortgage, and to its successor or successors in said trust forever, all the following described properties of the Company, acquired by the Company since the execution and delivery of the Mortgage, whether now owned or hereafter acquired, namely:

                 All of the property, real, personal and mixed, of every characterter and wheresoever situated (except any hereinafter or in the Mortgage, as supplemented, expressly excepted) which the Company now owns or, subject to the provisions of Section 87 of the Mortgage, may hereafter acquire prior to the satisfaction and discharge of the Mortgage, as fully and completely as if herein or in the Mortgage, as supplemented, specifically described, and including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this Twenty-seventh Supplemental Indenture) all lands, real estate, easements, servitudes, rights of way and leasehold and other interests in real estate; all rights to the use or appropriation of water, flowage rights, water storage rights, flooding rights, and other rights in respect of or relating to water; all plants for the generation of electricity, power houses, dams, dam sites, reservoirs, flumes, raceways, diversion works, head works, waterways, water works, water systems, gas plants, steam heat plants, hot water plants, ice or refrigeration plants, stations, substations, offices, buildings and other works and structures and the equipment thereof and all improvements, extensions and additions thereto; all generators, machinery, engines, turbines, boilers, dynamos, transformers, motors, electric machines, switchboards, regulators, meters, electrical and mechanical appliances, conduits, cables, pipes and mains; all lines and systems for the transmission and distribution of electric current, gas, steam heat or water for any purpose; all towers, mains, pipes, poles, pole lines, conduits, cables, wires, switch racks, insulators, compressors, pumps, fittings, valves and connections; all motor vehicles and automobiles; all tools, implements, apparatus, furniture, stores, supplies and equipment; all franchises (except the Company's franchise to be a corporation), licenses, permits, rights, powers and privileges; and (except as hereinafter or in the Mortgage, as supplemented, expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature.

                 TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

                 IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 87 of the Mortgage, all the property, rights, and franchises acquired by the Company after the date hereof (except any hereinbefore or hereinafter or in the Mortgage, as supplemented, expressly excepted) shall be as fully embraced within the lien hereof and the lien of the Mortgage, as supplemented, as if such property, rights and franchises were now owned by the Company and were specifically described herein or in the Mortgage and conveyed hereby or thereby.

                 PROVIDED THAT the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of this Twenty-seventh Supplemental Indenture and from the lien and operation of the Mortgage, as supplemented, namely: (l) cash, shares of stock and obligations (including bonds, notes and other securities) not hereafter specifically pledged, paid, deposited or delivered under the Mortgage, as supplemented, or covenanted so to be; (2) merchandise, equipment, materials or supplies held for the purpose of sale in the usual course of business or for consumption in the operation of any properties of the Company; (3) bills, notes and accounts receivable, and all contracts, leases and operating agreements not specifically pledged under the Mortgage, as supplemented, or this Twenty-seventh Supplemental Indenture or covenanted so to be; (4) electric energy and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; and (5) any property heretofore released pursuant to any provisions of the Mortgage, as supplemented, and not heretofore disposed of by the Company; provided, however, that the property and rights expressly excepted from the lien and operation of this Twenty-seventh Supplemental Indenture and from the lien and operation of the Mortgage, as supplemented, in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event that the Trustee or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XII of the Mortgage by reason of the occurrence of a Completed Default as defined in said
Article XII.

                 TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto the Trustee, and its successors, heirs and assigns forever.

                 IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as set forth in the Mortgage, as supplemented, this Twenty-seventh Supplemental Indenture being supplemental to the Mortgage.

                 AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as supplemented, shall affect and apply to the property hereinbefore described and conveyed, and to the estates, rights, obligations and duties of the Company and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successors in the trust, in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to said Trustee by the Mortgage as a part of the property therein stated to be conveyed.

                 The Company further covenants and agrees to and with the Trustee and its successor or successors in such trust under the Mortgage, as follows:


                                   ARTICLE I

                          TWENTY-FIFTH SERIES OF BONDS

                 SECTION 1. (I) There shall be a series of bonds designated "Secured Medium-Term Notes, Series B (being a series of First Mortgage Bonds)" (herein sometimes referred to as the "Twenty-fifth Series"), each of which shall also bear the descriptive title First Mortgage Bond, and the form thereof, which shall be established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the Twenty-fifth Series shall be issued as fully registered bonds in denominations of One Hundred Thousand Dollars and, at the option of the Company, any amount in excess thereof which is an integral multiple of Ten Thousand Dollars (the exercise of such option to be evidenced by the execution and delivery thereof) and shall be dated as in
Section 10 of the Mortgage provided. Each bond of the Twenty-fifth Series shall (a) be issued in such principal amount, (b) mature on such date (with respect to each such bond the "Stated Maturity Date") not less than nine months nor more than 40 years from its Original Issue Date (as defined below), (c) bear interest at such rate, computed on the basis of a 360-day year consisting of twelve 30-day months, payable semi-annually on January 1 and July 1 in each year, commencing July 1, 1994 (each such date being hereinafter called an "Interest Payment Date") and at Maturity (as hereinafter defined) and (d) have such other terms and provisions, all as shall be specified by the Company in a written order, or orders, executed by the Chairman of the Board, the President, any Vice President, the Treasurer or any Assistant Treasurer of the Company, delivered to the Trustee referring to the bonds of the Twenty-fifth Series (each such written order being hereinafter sometimes referred to as a "Company Order"), such specification by such an officer of the Company having been heretofore authorized in a Resolution filed with the Trustee referring to this Twenty-seventh Supplemental Indenture. Each bond of the Twenty-fifth Series shall bear interest from its Original Issue Date, if the date of such bond is prior to the first Interest Payment Date after such Original Issue Date, or, if the date of such Bond is after such first Interest Payment Date, from the Interest Payment Date next preceding the date of such bond. The principal of and premium, if any, and interest on each bond of the Twenty-fifth Series payable at Maturity shall be payable upon presentation thereof at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency as at the time of payment is legal tender for public and private debts. The interest on each bond of the Twenty- fifth Series (other than interest payable at Maturity) shall be payable by check, in similar coin or currency, mailed to the registered owner thereof as of the close of business on December 15 or June 15, as the case may be, next preceding each Interest Payment Date (each such date being herein called a "Record Date"); provided, however, that if such registered owner shall be a securities depository, such payment may be made by such other means in lieu of check as shall be agreed upon by the Company, the Trustee and such registered owner. Notwithstanding the foregoing, if the Original Issue Date of a bond of the Twenty-fifth Series is after a Record Date and before the corresponding Interest Payment Date, the first payment of interest on such bond shall be made on the next succeeding Interest Payment Date to the person in whose name such bond was registered on the Record Date with respect to such next succeeding Interest Payment Date. Interest payable at Maturity shall be paid to the person to whom principal shall be paid.

                 As used herein, the term "Original Issue Date" shall mean, with respect to any bond of the Twenty-fifth Series, the date of authentication and delivery hereunder of such bond, or, in the case of any particular bond which has been authenticated and delivered upon the registration of transfer or exchange of, or in substitution for, another bond, the date of the original authentication and delivery hereunder of the first bond authenticated and delivered hereunder representing all or a portion of the same obligation as that evidenced by such particular bond; and the term "Maturity" shall mean, with respect to any bond of the Twenty-fifth Series, the date on which the principal of such bond becomes due and payable, whether on the Stated Maturity Date, upon redemption or otherwise.

                 (II) Bonds of the Twenty-fifth Series may be redeemable in whole at any time, or in part from time to time, prior to the respective Stated Maturity Dates thereof, either at the option of the Company or by the application (either at the option of the Company or pursuant to the requirements of the Mortgage) of cash deposited with the Trustee pursuant to the provisions of Section 38, Section 39 or Section 64 of the Mortgage or with the Proceeds of Released Property, upon notice mailed as provided in Section 52 of the Mortgage, to such extent, at such times, at such prices and upon such terms and conditions, if any, as shall be specified in one or more Company Orders delivered to the Trustee.

                 (III) At the option of the registered owner, any bonds of the Twenty-fifth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations which have the same Original Issue Date, Stated Maturity Date, redemption provisions, if any, and which bear interest at the same rate.

                 Bonds of the Twenty-fifth Series shall be transferable, upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York.

                 Upon any exchange or transfer of bonds of the Twenty-fifth Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 12 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of the Twenty-fifth Series; provided, however, that the Company shall not be required to make any transfer or exchange of any bonds of the Twenty-fifth Series for a period of 10 days next preceding any selection of such bonds for redemption, nor shall it be required to make transfers or exchanges of any bonds of the Twenty-fifth Series which shall have been selected for redemption in whole or in part or as to which the Company shall have received a notice for the redemption thereof in whole or in part at the option of the registered owner.

                 Upon the delivery of this Twenty-seventh Supplemental Indenture, bonds of the Twenty-fifth Series in an aggregate principal amount initially not to exceed $250,000,000 are to be issued from time to time, and upon issuance and delivery, will be Outstanding, in addition to (a) $318,700,000 aggregate principal amount of bonds of prior series Outstanding at the date of delivery of this Twenty-seventh Supplemental Indenture and (b) $25,000,000 aggregate principal amount of bonds of the Twenty-fourth Series remaining to be issued from time to time, out of $250,000,000 in aggregate principal amount initially authorized.


                                   ARTICLE II

                 SECTION 2. The Company reserves the right, subject to appropriate corporate action, but without any consent or other action by holders of bonds of the Twenty-fifth Series, to make such amendments to the Mortgage as shall be necessary in order to make any or all of the amendments to the Mortgage set forth in paragraphs (1), (2), (3), (4), (5), (6) and (8) of Exhibit C to the Twenty-sixth Supplemental Indenture, dated as of April 1, 1993.

                 The Company confirms its reservation, contained in Article III of the Fourteenth Supplemental Indenture, dated as of April 1, 1970, of the right, subject to appropriate corporate action but without any consent or other action by holders of bonds of the Twelfth Series (as defined therein), or of any subsequently created series, to make such amendments to the Mortgage as shall be necessary in order to amend Article XVIII of the Mortgage to read as set forth in said Article III of said Fourteenth Supplemental Indenture. In addition, the Company hereby reserves the right, subject to appropriate corporate action but without any consent or other action by holders of bonds of the Twenty-fifth Series, to make such amendments to the Mortgage as shall be necessary in order to make the amendments to the Mortgage set forth in paragraph (7) of Exhibit C to the Twenty-sixth Supplemental Indenture.


                                  ARTICLE III

                            MISCELLANEOUS PROVISIONS

                 SECTION 3. The terms defined in the Mortgage, as supplemented, shall, for all purposes of this Twenty-seventh Supplemental Indenture, have the meanings specified in the Mortgage, as supplemented.

                 SECTION 4. The Trustee hereby accepts the trusts hereby declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions herein and in the Mortgage, as supplemented, set forth, including the following:

                 The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Twenty-seventh Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. Each and every term and condition contained in Article XVI of the Mortgage, as supplemented, shall apply to and form part of this Twenty-seventh Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Twenty-seventh Supplemental Indenture.

                 SECTION 5. Whenever in this Twenty-seventh Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XV and

XVI of the Mortgage, as supplemented, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Twenty-seventh Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, or either of them, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

                 SECTION 6. Nothing in this Twenty-seventh Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Mortgage, any right, remedy or claim under or by reason of this Twenty-seventh Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Twenty-seventh Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and of the coupons Outstanding under the Mortgage.

                 SECTION 7. This Twenty-seventh Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                 SECTION 8. The titles of the several Articles of this Twenty-seventh Supplemental Indenture shall not be deemed to be any part thereof.

                 IN WITNESS WHEREOF, on the 14th day of January 1994, THE WASHINGTON WATER POWER COMPANY has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, and its corporate seal to be attested by its Corporate Secretary or one of its Assistant Corporate Secretaries for and in its behalf, all in The City of Spokane, Washington, as of the day and year first above written; and on the 18th day of January 1994, CITIBANK, N.A., has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents or one of its Senior Trust Officers or one of its Trust Officers and its corporate seal to be attested by one of its Vice Presidents or one of its Trust Officers, all in The City of New York, New York, as of the day and year first above written.

                                           THE WASHINGTON WATER POWER COMPANY


                                           By  /s/    J.E. Eliassen
                                               ------------------------------
                                                   Vice President
Attest:
                                        [Corporate Seal]


  /s/     T.L. Syms
- --------------------------------
         Corporate Secretary

Executed, sealed and delivered
  by THE WASHINGTON WATER
  POWER COMPANY, in the
  presence of:


  /s/     Diane C. Thoren
- --------------------------------

  /s/    Phillip G. Robinson
- --------------------------------


                                           CITIBANK, N.A., AS TRUSTEE


                                           By /s/    Timothy D. Finnegan
                                              ---------------------------
                                                   Vice President
Attest:

  /s/ Robert Kirchner
- --------------------------------
         Vice President

Executed, sealed and delivered
  by CITIBANK, N.A., in
  the presence of:

  /s/    J. Berger
- --------------------------------
                                                 [Corporate Seal]
  /s/    Nancy Forte
- --------------------------------

STATE OF WASHINGTON   )
                      ) ss.:
COUNTY OF SPOKANE     )

                 On the 14th day of January 1994, before me personally appeared
J. E. Eliassen, to me known to be a Vice President of THE WASHINGTON POWER COMPANY, one of the corporations that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said Corporation for the uses and purposes therein mentioned and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said Corporation.

                 On the 14th day of January 1994, before me, Sherri M. Lemon, a Notary Public in and for the State and County aforesaid, personally appeared J.
E. Eliassen, known to me to be a Vice President of THE WASHINGTON WATER POWER COMPANY, one of the corporations that executed the within and foregoing instrument and acknowledged to me that such Corporation executed the same.

                 IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.



                         [Notarial Seal}                   /s/ Sherri M. Lemon
                                                          ---------------------
                                                                Notary Public

STATE OF NEW YORK    )
                     ) ss.:
COUNTY OF NEW YORK   )

                 On the 18th day of January 1994, before me personally appeared Timothy D. Finnegan, to me known to be a Vice President of CITIBANK, N.A., one of the corporations that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said Corporation for the uses and purposes therein mentioned and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said Corporation.

                 On the 18th day of January 1994, before me, Peter Pavlyshin, a Notary Public in and for the State and County aforesaid, personally appeared Timothy D. Finnegan, known to me to be a Vice President of CITIBANK, N.A., one of the corporations that executed the within and foregoing instrument and acknowledged to me that such Corporation executed the same.

                 IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.


                                             /s/     Peter Pavlyshin
                                            -----------------------------
                                                      Notary Public


                                [Notarial Seal]

                                                                       EXHIBIT A

                       MORTGAGE, SUPPLEMENTAL INDENTURES
                              AND SERIES OF BONDS


   MORTGAGE OR                                                                          PRINCIPAL        PRINCIPAL
  SUPPLEMENTAL                                                                           AMOUNT           AMOUNT
    INDENTURE         DATED AS OF                          SERIES                        ISSUED         OUTSTANDING
  ------------        -----------                          ------                      ---------        -----------
  Original           June 1, 1939                   3-1/2% Series due 1964            $22,000,000           None

  First              October 1, 1952                3-3/4% Series due 1982             30,000,000           None
  Second             May 1, 1953                    3-7/8% Series due 1983             10,000,000           None
  Third              December 1, 1955                        None

  Fourth             March 15, 1957                          None
  Fifth              July 1, 1957                   4-7/8% Series due 1987             30,000,000           None
  Sixth              January 1, 1958                4-1/8% Series due 1988             20,000,000           None
  Seventh            August 1, 1958                 4-3/8% Series due 1988             15,000,000           None

  Eighth             January 1, 1959                4-3/4% Series due 1989             15,000,000           None
  Ninth              January 1, 1960                5-3/8% Series due 1990             10,000,000           None
  Tenth              April 1, 1964                  4-5/8% Series due 1994             30,000,000           None
  Eleventh           March 1,1965                   4-5/8% Series due 1995             10,000,000       $10,000,000

  Twelfth            May 1, 1966                             None
  Thirteenth         August 1, 1966                 6    % Series due 1996             20,000,000           None
  Fourteenth         April 1, 1970                  9-1/4% Series due 2000             20,000,000           None

  Fifteenth          May 1, 1973                    7-7/8% Series due 2003             20,000,000           None
  Sixteenth          February 1, 1975               9-3/8% Series due 2005             25,000,000           None
  Seventeenth        November 1, 1976               8-3/4% Series due 2006             30,000,000           None
  Eighteenth         June 1, 1980                            None

  Nineteenth         January 1, 1981               14-1/8% Series due 1991             40,000,000           None
  Twentieth          August 1, 1982              15-3/4% Series due 1990-1992          60,000,000           None
  Twenty-First       September 1, 1983             13-1/2% Series due 2013             60,000,000           None

  Twenty-Second      March 1, 1984                 13-1/4% Series due 1994             60,000,000           None
  Twenty-Third       December 1, 1986               9-1/4% Series due 2016             80,000,000           None
  Twenty-Fourth      January 1, 1988               10-3/8% Series due 2018             50,000,000           None
  Twenty-Fifth       October 1, 1989                7-1/8% Series due 2013             66,700,000        66,700,000

  Twenty-Fifth       October 1, 1989                7-2/5% Series due 2016             17,000,000        17,000,000
  Twenty-Sixth       April 1, 1993               Secured Medium-Term Notes,           225,000,000       225,000,000
                                              Series A ($250,000,000 authorized)

                                                                       EXHIBIT B

                            FILING AND RECORDING OF
                      TWENTY-SIXTH SUPPLEMENTAL INDENTURE


                            FILING IN STATE OFFICES

                                                                             FINANCING STATEMENT
    STATE                  OFFICE OF                     DATE                  DOCUMENT NUMBER
    -----                  ---------                     ----                -------------------
 Washington            Secretary of State               5/10/93                93-130-0906
 California            Secretary of State               6/01/93                93110565
    Idaho              Secretary of State               5/13/93                B-562850
   Montana             Secretary of State               5/10/93                405564
   Oregon              Secretary of State               5/12/93                R-55108


                          RECORDING IN COUNTY OFFICES


                          REAL ESTATE MORTGAGE RECORDS
                                                                                          FINANCING
                                                                                          STATEMENT
                                               DOCUMENT                                   DOCUMENT
COUNTY              OFFICE OF    DATE           NUMBER        BOOK        PAGE             NUMBER
- ------              ---------    ----          ---------      ----        ----            ---------
Washington
- ----------
 Adams              Auditor      05/10/93      230642          200         194-222           N/A
 Asotin             Auditor      05/11/93      201765          N/A         N/A               N/A
 Benton             Auditor      05/10/93      93-12808        579         2877-2905         N/A
 Douglas            Auditor      05/10/93      284907          M366        679-706           N/A
 Ferry              Auditor      05/10/93      224117          N/A         N/A               N/A
 Franklin           Auditor      05/10/93      497840          319         337-365           N/A
 Garfield           Auditor      05/10/93      1805            N/A         N/A               N/A
 Grant              Auditor      05/10/93      930510046       28          2378-2406         N/A
 Grays Harbor       Auditor      05/10/93      930511047       93          13731-13758       N/A
 Klickitat          Auditor      05/11/93      234486          296         113-141           N/A
 Lewis              Auditor      05/10/93      9306166         549         257-285           N/A
 Lincoln            Auditor      05/10/93      392504          62          881-909           N/A
 Pend Oreille       Auditor      05/10/93      216971          103         97-125            N/A
 Skamania           Auditor      05/10/93      116196          135         186-214           N/A
 Spokane            Auditor      05/10/93      9305100252      1426        1656-1684         N/A
 Stevens            Auditor      05/10/93      9304767         169         2026-2055         N/A
 Thurston           Auditor      05/10/93      9305100250      2089        596-624           N/A
 Whitman            Auditor      05/11/93      559038          N/A         N/A               N/A


California
- ----------
 El Dorado          Recorder     05/10/93      27188           4015        542-570           N/A

Idaho
- -----
 Benewah            Recorder     05/10/93      0192504         N/A         N/A               N/A
 Bonner             Recorder     05/10/93      0424363         N/A         N/A               N/A
 Boundary           Recorder     05/10/93      0169906         89          31                N/A
 Clearwater         Recorder     05/10/93      162305          N/A         N/A               N/A
 Idaho              Recorder     05/10/93      368597          N/A         N/A               N/A
 Kootenai           Recorder     05/10/93      1303716         N/A         N/A               N/A
 Latah              Recorder     05/10/93      396143          N/A         N/A               N/A
 Lewis              Recorder     05/10/93      114673          N/A         N/A               N/A
 Nez Perce          Recorder     05/10/93      572374          N/A         N/A               N/A

Idaho (continued)
- -----------------
Shoshone            Recorder     05/10/93      356944          N/A         N/A               N/A
- --------            --------     --------      ------          ---         ---               ---

Montana
- -------
Big Horn           Clerk &      05/11/93      306364          22          501-529
                   Recorder
Broadwater         Clerk &      05/10/93      126347          26          271-299           N/A
                   Recorder
Golden Valley      Clerk &      05/10/93      71754           M           6872-6900         N/A
                   Recorder
Meagher            Clerk &      05/10/93      101791          F37         648-676           N/A
                   Recorder
Mineral            Clerk &      05/10/93      76552           Drawer 2    Cards 3829-       N/A
                   Recorder                                               3829C
Rosebud            Clerk &      05/11/93      72450           80          882-910           N/A
                   Recorder
Sanders            Clerk &      05/10/93      208435          Micro No.   N/A               N/A
                   Recorder                                   6533
Stillwater         Clerk &      05/10/93      270426          115         371-399           N/A
                   Recorder

Treasure           Clerk &      05/10/93      73710           12          948-976           N/A
                   Recorder
Wheatland          Clerk &      05/10/93      95004           M           7936-7964         N/A
                   Recorder
Yellowstone        Clerk &      05/10/93      1683443         1396        369-398           N/A
                   Recorder


Oregon
- ------
Douglas            Recorder     05/10/93      93-09638        1234        245-273           N/A
Jackson            Recorder     05/11/93      93-15010

Josephine          Recorder     05/11/93      93-08763        157         1201-1229         N/A
Klamath            Recorder     05/11/93         61299        M-93        10486-10514       N/A
Union              Recorder     05/10/93        147136        N/A         N/A               N/A